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                                                                      EXHIBIT 11



                                 INTERCEL, INC.
                         EARNINGS PER SHARE CALCULATION



PRIMARY & FULLY DILUTED EARNINGS PER SHARE:

                                                     Three Months Ended  Three Months Ended  Six Months Ended  Six Months Ended
                                                            06/30/96            06/30/95          06/30/96          06/30/95
                                                     ------------------  ------------------  ----------------  ----------------
Net (Loss) Income                                       $ (1,455,195)        $   850,070       $  (919,456)      $ 1,572,996

Weighted average shares outstanding                       26,807,161           9,927,550        23,353,072         9,905,995
Common stock equivalents outstanding (a)                          (b)            350,728                (b)          319,821
                                                         -----------          ----------        ----------        ----------
                                                          26,807,161          10,278,278        23,353,072        10,225,816
                                                         -----------          ----------        ----------        ----------

Earnings per share                                      $      (0.05)        $      0.08       $     (0.04)      $      0.15
                                                         ===========          ==========        ==========        ==========




(a) Common stock equivalents outstanding includes the dilutive effect of all outstanding options and warrants calculated using the average stock price for each period under the treasury stock method.

(b) Excludes 1,131,400 and 1,039,415 common stock equivalents (as calculated under the treasury stock method) for the quarter and six months ended June 30, 1996, respectively as inclusion of such equivalents would have an anti-dilutive effect on earnings per share for those periods.


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